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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                               December 19, 1995
Commission File Number                                                  1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                Delaware
I.R.S. Employer Identification No.                                  87-6118148
Address of principal executive offices           79 South Main, P.O. Box 30006
                                                          Salt Lake City, Utah
Zip Code                                                            84130-0006
Registrant's telephone number, including area code              (801) 246-5706



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Item 5.  Other Information

   On December 14, 1995, First Security Corporation ("FSCO") issued a press release announcing the results of Project "VISION", its corporate redesign effort, a copy of which is attached to this report as Exhibit A.
   On December 18, 1995, FSCO issued a press release announcing a Common Stock buy-back program, a copy of which is attached to this report as Exhibit B.


SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

[SIGNED]                                                  December 18, 1995
_______________________________________________________   ____________________
Scott C. Ulbrich                                          (Date)
Executive Vice President, Finance and Capital Markets and Chief Financial Officer
(Principal Financial and Accounting Officer)




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EXHIBIT A
FIRST SECURITY NEWS
FOR RELEASE AT 2:00 P.M. MST              CONTACT:   Scott Ulbrich
December 14, 1995                                    Chief Financial Officer
                                                     (801) 246-5706

                                                     Kenny Thomas
                                                     Asst. VP Public Relations
                                                     (801)-246-5535


                          FIRST SECURITY ANNOUNCES
                      RESULT OF ITS CORPORATE REDESIGN
               Company To Implement 2,800 Ideas From Employees

   SALT LAKE CITY, UTAH -- First Security Corporation today announced the results of a comprehensive six-month corporate redesign effort. According to company officials, the redesign will improve customer service, create a more efficient First Security by eliminating unnecessary duplicate efforts, and equip employees with more decision-making authority. Combined, these changes will lead to significantly increased shareholder value.
   "We are creating a new corporation that will allow First Security to remain a high performance, viable competitor within the current climate of mergers and takeovers in the financial services industry," says Spencer F. Eccles, chairman and chief executive officer of First Security Corporation. "These changes will direct our energy toward meeting the increasingly sophisticated needs of our customers."
   To meet these needs, First Security will be reorganized around three organizational business units: Community Banking Services, Retail Lending Services and Business Banking Services. Each of the new units will benefit from a major investment in state-of-the-art technology that will allow them to better serve their customers.
   To facilitate the redesigned company, a new corporate structure will be created in which First Security will combine its Utah and Idaho bank charters into a single national bank, and all banks and subsidiaries within First Security's six-state market region will begin operating as a single unit.

First Security Vision and Values
   To help bring focus to First Security's role in the rapidly-changing banking industry, the company completed a corporate strategic plan based on an examination of First Security's performance within the financial services industry. The VISION redesign process emerged from the corporate strategic plan in early 1995 as an important component necessary to achieve the goals of the plan.
   First Security began its Project VISION in July, and operated the program within the framework of the company's corporate mission and values.
   "This redesign was undertaken from a position of strength and is a natural outgrowth of our strategic plan," says Eccles. "Not a one-time exercise, VISION is consistent with the on-going self-examination that is a part of our heritage as the oldest multi-state bank holding company in the United States."
   To assist in the VISION redesign, First Security engaged Aston Limited Partners of New York. Aston is recognized within the banking industry for its expertise in corporate redesign."
   "VISION was a unique redesign process in that every employee in the company had the opportunity to participate," says Eccles. "Through brainstorming and critical internal examination, employees submitted nearly 7,000 ideas for consideration; 2,800 of which will be implemented."

Financial Impact
   According to Eccles, VISION-redesign related changes will result in $51.4 million total process cost savings and $10.5 million total revenue enhancements, a $61.9 million total positive pre-tax financial impact and a $37.8 million after-tax financial impact. Its full-year per-share positive financial impact is expected to be $0.74 by December 1996 following full implementation of the redesign. In addition, First Security will take a $43.9 million pre-tax restructuring charge in the fourth quarter of 1995, related to the redesign. This charge equates to $27.7 million on an after-tax basis, or $0.54 per share.
   "We believe these numbers are impressive and that our expected positive financial impact is consistent with what we have set out to achieve through our redesign," added Eccles. "This is good news for our shareholders and it is good news for our customers because changes are focused on improved customer service."

Process and Organizational Changes
   To implement the results outlined in the VISION redesign, First Security will undergo broad changes in the way it does business and its organizational structure. Every idea for change and improvement was developed and approved based upon enhancing, first, customer service and value; second, efficiency by eliminating duplications and redundancies; third, local decision-making responsibility and authority.
   First Security will be reorganized into three organizational business units around its customer segments: Community Banking Services, Retail Lending Services and Business Banking Services. "In the past, our products had a 'one-size-fits-all' look," says Eccles. "The creation of these customer driven units will allow us to develop and deliver products that are tailored to each customer."
   Community Banking Services, which consists of First Security's branch system, will act as the bank's "front door" for consumers. Its branches will undergo a basic redesign in which each location will be staffed and tailored with specific products and services for the geographic area it serves. New banking technologies and methods will supply employees with the tools necessary to provide quicker service, as well as offer a full range of products.
   "We conducted an extensive review of our branches and received input from front-line employees on ways to improve our services," says Eccles. "The branch changes we are implementing reflect their great ideas."
   Because new technologies and more efficient processes will increase the profitability of most branches, only 17 of 271 branches will be consolidated throughout the First Security system. However, Eccles notes some 13 new outlets will also be opened during 1996.
   "We will consolidate some branches, but also expect to create new branch locations strategically with some located in shopping outlets such as supermarkets," says Eccles. "However, because of our deep commitment to the communities we serve, First Security will not abandon any rural communities that do not have other banking services."
   The company is also creating an expanded telephonic customer service center which will provide consumers with one-stop shopping for all of their financial service needs. Customers will now have user-friendly access to a wide range of First Security products and services.
   The Retail Lending Services unit will offer consumers a full range of retail credit products and loans. This area incorporates First Security's fully-integrated dealer, developer and homebuilder lending operations, ranging from land or dealership acquisition to the individual home mortgage or auto loans. Customers will enjoy a simplified loan procedure, and a labor-intensive loan approval process will be replaced with a quicker response based on local decision-making authority and automation.
   A small business center will also be created to process loans under $100,000 and increase cross-selling. The small business center will utilize a highly streamlined, automated underwriting system to provide quicker turnaround on loan applications.
   First Security's mortgage banking subsidiary, CrossLand Mortgage Company, will continue to operate independently of First Security's Bank mortgage, but shared support functions will be consolidated into CrossLand Mortgage. This will allow both CrossLand Mortgage and First Security Bank mortgage services to improve their efficiencies and revenue generation potential.
   Business Banking Services will bring all of First Security's business products into one organization. It will focus on quicker answers to loan applications by putting credit authority closer to customers, and simplifying its entire loan process to increase customer responsiveness. First Security will maintain its sound credit policies and superior asset quality throughout all of these changes.
   The Business Banking sales teams will also be restructured to take advantage of First Security's broad product line and encourage cross-selling of all products including corporate and institutional trust, leasing, cash management and international banking.
   Capital Markets & Finance, Technology & Processing Services and Corporate Services are the three new functional units created by First Security. Together, with the three customer-focused business units, these new units will comprise the new First Security organizational structure.
   Spencer F. Eccles is continuing as chairman/chief executive officer; Morgan
J. Evans is president/chief operating officer; and each of the organizational units will be headed by an executive vice president. Together these eight leaders will make up the new First Security Management Committee.

Charter Combinations
   First Security will combine the charters of its Utah and Idaho banks into a single national bank. Further, all banks and subsidiaries within First Security's six-state market region will begin operating as though they were a single bank.
   This will allow the company to cross geographic barriers to standardize its policy and administrative functions. The charter combination and one company approach will help eliminate inefficiencies and duplications, and create an empowering corporate culture with an emphasis on streamlined, local decision making.

Impact on Staffing
   First Security's redesign will have a direct impact on its current staffing levels. Eccles notes the company has done everything possible to minimize the number of involuntary staff reductions required for the results of VISION to be implemented.
   "We are saddened by the inevitable departure of some of our employees," says Eccles. "We did everything possible to keep involuntary departures to a minimum. In fact, involuntary separations as a percentage of our full-time-equivalent employee base represent just 8.4%. All of those leaving the company have made significant contributions to our past success, and I wish to thank each of them for all they have done."
   To keep involuntary separations to a minimum, First Security instituted a hiring freeze and a voluntary election out program. Company officials report 569 employees are leaving the company involuntarily, most of whom have work-through dates scheduled into 1996, 249 employees chose to leave the company voluntarily, 82 employees will be placed in a re-deployment pool, 211 positions were absorbed by the hiring freeze, and 466 positions will be assimilated through attrition in 1996.
   With $12.7 billion in assets and $8.7 billion in deposits, First Security Corporation is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the nation's oldest multistate bank holding company. The Corporation's six banks currently operate 271 full service domestic bank offices in Utah, Idaho, New Mexico, Oregon, Nevada, and Wyoming. Subsidiaries include a residential mortgage loan company, a leasing company, two insurance companies, an investment management company, a full-service securities broker/dealer operation, a bankcard transaction processing company, an information technology subsidiary, a small business investment corporation and a foreign exchange trading subsidiary.

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EXHIBIT B
FIRST SECURITY NEWS
FOR IMMEDIATE RELEASE                       CONTACT:   Scott Ulbrich
December 18, 1995                                      Chief Financial Officer
                                                       (801) 246-5706


               FIRST SECURITY ANNOUNCES STOCK BUY-BACK PROGRAM

   SALT LAKE CITY, UTAH -- First Security Corporation announced today that it will begin to repurchase up to 2% of its outstanding Common Stock or approximately one million shares. No time limit was set to complete the stock buy-back program. The shares will be purchased at prevailing prices in the open market as permitted by applicable rules.
   With $12.7 billion in assets and $8.7 billion in deposits, First Security Corporation is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the nation's oldest multistate bank holding company. The Corporation's six banks currently operate 271 full service domestic bank offices in Utah, Idaho, New Mexico, Oregon, Nevada, and Wyoming. Subsidiaries include a residential mortgage loan company, a leasing company, two insurance companies, an investment management company, a full-service securities broker/dealer operation, a bankcard transaction processing company, an information technology subsidiary, a small business investment corporation and a foreign exchange trading subsidiary.

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